CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Global X Funds of our report dated December 24, 2020, relating to the financial statements and financial highlights, which appears in Global X FTSE Nordic Region ETF and Global X MSCI Norway ETF’s Annual Reports on Form N-CSR for the year ended October 31, 2020 We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 24, 2021